Updated as of September 18, 2019

EXHIBIT A

to the

American Funds Insurance Series

Amended and Restated Shareholder Services Agreement

Fund	Effective Date
Global Growth Fund	January 6, 2017
Global Small Capitalization Fund	January 6, 2017
Growth Fund[1]	January 6, 2017
International Fund[1]	January 6, 2017
New World Fund	January 6, 2017
Blue Chip Income and Growth Fund	January 6, 2017
Global Growth and Income Fund	January 6, 2017
Growth-Income Fund[1]	January 6, 2017
International Growth and Income Fund	January 6, 2017
Capital Income Builder	January 6, 2017
Asset Allocation Fund[1]	January 6, 2017
Global Balanced Fund	January 6, 2017
Bond Fund	January 6, 2017
Corporate Bond Fund	January 6, 2017
Global Bond Fund	January 6, 2017
High-Income Bond Fund[1]	January 6, 2017
Mortgage Fund	January 6, 2017
Ultra-Short Bond Fund[1]	January 6, 2017
U.S. Government/AAA-Rated Securities Fund[1]	January 6, 2017

Managed Risk Growth Fund[2]	January 6, 2017
Managed Risk International Fund[2]	January 6, 2017
Managed Risk Blue Chip Income and Growth Fund[2]	January 6, 2017
Managed Risk Growth-Income Fund[2]	January 6, 2017
Managed Risk Asset Allocation Fund[2]	January 6, 2017

Portfolio Series – American Funds Global Growth Portfolio	January 6, 2017
Portfolio Series – American Funds Growth and Income Portfolio	January 6, 2017

Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	January 6, 2017
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	January 6, 2017
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	January 6, 2017

Target Date Series - American Funds IS 2035 Target Date Fund[3]	September 18, 2019
Target Date Series - American Funds IS 2030 Target Date Fund[3]	September 18, 2019
Target Date Series - American Funds IS 2025 Target Date Fund[3]	September 18, 2019
Target Date Series - American Funds IS 2020 Target Date Fund[3]	September 18, 2019
Target Date Series - American Funds IS 2015 Target Date Fund[3]	September 18, 2019
Target Date Series - American Funds IS 2010 Target Date Fund[3]	September 18, 2019

1 Fund offers Class 3 shares

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 1A, 2, 3, or 4 shares

3 Fund offers Class 1, 1A, 2 and 4 shares only. Does not offer Class 3, P1, or P2 shares

American funds INSURANCE series – TARGET DATE SERIES

ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, American Funds Insurance Series (the “Series”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end diversified investment company that consists of the funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers one or more of the following share classes of beneficial interest: Class 1, Class 1A, Class 2, and Class 4, as set forth on Exhibit A (Class 1, Class 1A, Class 2, and Class 4 shares collectively the “shares”);

WHEREAS, Capital Research and Management Company (the “Investment Adviser”), is a Delaware corporation registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of providing investment advisory and related services to the Series and to other investment companies;

WHEREAS, the Series wishes to have the Investment Adviser assist financial advisers and other intermediaries with their provision of service to contract owners who invest in variable insurance contracts and policies that use the funds in the Series as underlying investments and to arrange for and coordinate, monitor and oversee the activities performed by insurance companies that offer such contracts to investors (the “administrative services”);

WHEREAS, the Investment Adviser is willing to perform or to cause to be performed such administrative services for the Series’ shares on the terms and conditions set forth herein; and

WHEREAS, the Series and the Investment Adviser wish to enter into an Administrative Services Agreement (“Agreement”) whereby the Investment Adviser would perform or cause to be performed such administrative services for each Fund’s shares;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.       Services. During the term of this Agreement, the Investment Adviser shall perform or cause to be performed the administrative services set forth in Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

2.       Effective Date and Termination of Agreement. This Agreement shall become effective on September 18, 2019 and unless terminated sooner it shall continue in effect until April 30, 2020. It may thereafter be continued from year to year only with the approval of a majority of those Trustees of the Series who are not “interested persons” of the Series (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Agreement or any agreement related to it (the “Independent Trustees”). The effective and termination dates of this Agreement with respect to the Funds are set forth on Exhibit A. This Agreement may be terminated as to the Series as a whole or any Fund in the Series or class of shares of the Funds individually at any time by vote of a majority of the Independent Trustees. The Investment Adviser may terminate this agreement upon sixty (60) days’ prior written notice to the Series.

3.       Amendment. No material amendment to this Agreement shall be made unless such amendment is approved by the vote of a majority of the Independent Trustees.

4.       Assignment. This Agreement shall not be assignable by either party hereto and in the event of assignment shall automatically terminate forthwith. The term “assignment” shall have the meaning set forth in the 1940 Act. Notwithstanding the foregoing, the Investment Adviser is specifically authorized to contract with its affiliates for the provision of administrative services on behalf of the Series.

5.       Issuance of Additional Series of Funds. This Agreement may be adopted, amended, continued or renewed with respect to an additional series of shares as provided herein, notwithstanding that such adoption, amendment, continuance or renewal has not been effected with respect to any one or more other series of shares of the Series.

6.       Choice of Law. This Agreement shall be construed under and shall be governed by the laws of the State of California, and the parties hereto agree that proper venue of any action with respect hereto shall be Los Angeles County, California.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized, as of September 18, 2019.

CAPITAL RESEARCH AND MANAGEMENT COMPANY	AMERICAN Funds INSURANCE Series

By: /s/ Robert W. Lovelace	By: /s/ Steven I. Koszalka
Robert W. Lovelace	Steven I. Koszalka
President and Chief Executive Officer	Secretary

EXHIBIT A

to the

American Funds Insurance Series – Target Date Series

Administrative Services Agreement

Fund	Effective Date	Termination Date
Target Date Series - American Funds IS 2035 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2030 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2025 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2020 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2015 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2010 Target Date Fund	September 18, 2019	April 30, 2020

EXHIBIT B

to the

American Funds Insurance Series – Target Date Series

Administrative Services Agreement

1.       Assisting Financial Intermediaries in their Provision of Shareholder Services

The Investment Adviser shall assist financial advisers and other intermediaries in their provision of services to contract owners who invest in variable insurance contracts and polices that use the Funds in the Series as underlying investments. Such assistance shall include, but not be limited to, responding to a variety of inquiries such as Series investment policies and Series market timing policies. In addition, the Investment Adviser shall provide such intermediaries with in-depth information on current market developments and economic trends/forecasts and their effects on the Series and detailed Series analytics, and such other matters as may reasonably be requested by financial advisers or other intermediaries to assist them in their provision of service to contract owners.

2.       Coordination, Oversight and Monitoring of Insurance Companies

The Investment Adviser shall monitor, coordinate and oversee the activities performed by the insurance companies that use the Funds in the Series as underlying investments in variable insurance contracts and policies. In doing so the Investment Adviser shall establish procedures to monitor the activities of such insurance companies. These procedures may, but need not, include monitoring: (i) telephone queue wait times; (ii) telephone abandon rates; (iii) website and voice response unit downtimes; (iv) downtime of the third party’s shareholder account recordkeeping system; (v) the accuracy and timeliness of financial and non-financial transactions; (vi) compliance with the Series prospectus; and (vii) the frequent trading policies of the insurance companies to determine whether such policies are reasonably designed to enforce the frequent trading policies of the Series.

Updated as of September 18, 2019

EXHIBIT A

to the

American Funds Insurance Series

Amended and Restated Insurance Administrative Services Plan

Relating to its Class 1A and Class 4 shares

Fund	Effective Date	Termination Date
Global Growth Fund	May 1, 2019	April 30, 2020
Global Small Capitalization Fund	May 1, 2019	April 30, 2020
Growth Fund	May 1, 2019	April 30, 2020
International Fund	May 1, 2019	April 30, 2020
New World Fund	May 1, 2019	April 30, 2020
Blue Chip Income and Growth Fund	May 1, 2019	April 30, 2020
Global Growth and Income Fund	May 1, 2019	April 30, 2020
Growth-Income Fund	May 1, 2019	April 30, 2020
International Growth and Income Fund	May 1, 2019	April 30, 2020
Capital Income Builder	May 1, 2019	April 30, 2020
Asset Allocation Fund	May 1, 2019	April 30, 2020
Global Balanced Fund	May 1, 2019	April 30, 2020
Bond Fund	May 1, 2019	April 30, 2020
Corporate Bond Fund	May 1, 2019	April 30, 2020
Global Bond Fund	May 1, 2019	April 30, 2020
High-Income Bond Fund	May 1, 2019	April 30, 2020
Mortgage Fund	May 1, 2019	April 30, 2020
Ultra-Short Bond Fund	May 1, 2019	April 30, 2020
U.S. Government/AAA-Rated Securities Fund	May 1, 2019	April 30, 2020

Portfolio Series – American Funds Global Growth Portfolio	May 1, 2019	April 30, 2020
Portfolio Series – American Funds Growth and Income Portfolio	May 1, 2019	April 30, 2020

Target Date Series - American Funds IS 2035 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2030 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2025 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2020 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2015 Target Date Fund	September 18, 2019	April 30, 2020
Target Date Series - American Funds IS 2010 Target Date Fund	September 18, 2019	April 30, 2020